McDONALD·CARANO·WILSON LLP

Reply to: Reno

February 10, 2012

Board of Directors
Comstock Mining Inc.
1200 American Flat Road
Virginia City, NV 89440

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Mining Inc., a Nevada corporation (the "Company"), in connection with the offering by the Company of 9,078,948 shares of the Company's common stock, par value $0.000666 (the "Shares"), including 1,184,211 Shares for which the underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3, as amended (Registration Statement No. 333-175006) (the "Registration Statement"), filed on June 17, 2011 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and declared effective on July 1, 2011, as supplemented by the prospectus supplements relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the "Prospectus Supplements"). All of the Shares are to be sold by the Company as described in the Prospectus Supplements.

You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplements. For purposes of rendering that opinion, we have examined the Registration Statements, the Prospectus Supplement, the Company's Articles of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company.

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when paid for as described in the Prospectus Supplements, will be validly issued, fully paid, and nonassessable.

Sincerely,

McDonald Carano Wilson LLP

McDONALD CARANO WILSON LLP

329735.1

100 WEST LIBERTY ST., 10TH FLOOR
RENO, NEVADA 89501

P.O. BOX 2670, RENO, NEVADA 89505
775-788-2000 • FAX 775-788-2020

ATTORNEYS AT LAW

www.mcdonaldcarano.com

2300 WEST SAHARA AVENUE
SUITE 1000
LAS VEGAS, NEVADA 89102
702-873-4100
FAX 702-873-9966